    Exhibit 23.1


          CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


    We consent to the use in Amendment No. 1 to the Registration Statement on Form SB-2 (File No. 333-18039) of our report dated March 21, 1997 relating to the financial statements of Long Distance Direct Holdings, Inc. for the years ended December 31, 1996 and December 31, 1995, respectively, and the reference to our firm under the caption "EXPERTS" in the Prospectus.


    Adelman, Katz & Mond, LLP Certified Public Accountants


New York, NY March 25, 1997


                  LONG DISTANCE DIRECT HOLDINGS, INC.

                               FORM SB-2

                             EXHIBIT 23.1